Exhibit 99.3

EXECUTION VERSION

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated April 14, 2021 to the Board of Trust Managers of Weingarten Realty Investors (the “Company”) included in Annex E to the joint proxy statement/prospectus, which forms a part of the Amendment No. 1 to the registration statement on Form S-4 relating to the proposed merger of the Company and Kimco Realty Corporation, and (ii) the references to such opinion in such joint proxy statement/prospectus.  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ J.P. Morgan Securities LLC

June 23, 2021